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                                   EXHIBIT 11

                           DURA PHARMACEUTICALS, INC.
               STATEMENTS RE COMPUTATIONS OF NET INCOME PER SHARE
                     IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
                                   (UNAUDITED)

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                                                    THREE MONTHS ENDED           SIX MONTHS ENDED
                                                         JUNE 30,                    JUNE 30,
                                                     1999          1998          1999          1998
                                                   -------       -------       -------       -------
NET INCOME PER SHARE - BASIC

Net Income                                         $ 7,583       $ 8,177       $15,348       $15,341
                                                   -------       -------       -------       -------
                                                   -------       -------       -------       -------

Weighted average number of common shares:
      Common stock                                  44,085        46,302        44,092        46,139
                                                   -------       -------       -------       -------
                                                   -------       -------       -------       -------

Net Income per share                               $  0.17       $  0.18       $  0.35       $  0.33
                                                   -------       -------       -------       -------
                                                   -------       -------       -------       -------

NET INCOME PER SHARE - DILUTED

Net Income                                         $ 7,583       $ 8,177       $15,348       $15,341
                                                   -------       -------       -------       -------
                                                   -------       -------       -------       -------

Weighted average number of common and common
   equivalent shares assuming issuance
   of all dilutive contingent shares:
      Common stock                                  44,085        46,302        44,092        46,139
      Stock options                                    562           621           778           718
      Warrants                                         438         1,150           458         1,464
                                                   -------       -------       -------       -------
         Total                                      45,085        48,073        45,328        48,321
                                                   -------       -------       -------       -------
                                                   -------       -------       -------       -------

Net Income per share                               $  0.17       $  0.17       $  0.34       $  0.32
                                                   -------       -------       -------       -------
                                                   -------       -------       -------       -------
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